Pinnacle FINANCIAL PARTNERS

PINNACLE FINANCIAL PARTNERS, INC.
21 PLATFORM WAY SOUTH
SUITE 2300
NASHVILLE, TN 37203

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Common shareholders may vote up until 11:59 P.M. Eastern Time on November 5, 2025. For Participants in the 401(k) Plan, please vote the shares by 11:59 P.M. Eastern Time on November 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PNFP2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone phone to transmit your voting instructions. Common shareholders may vote up until 11:59 P.M. Eastern Time on November 5, 2025. For Participants in the 401(k) Plan, please vote the shares by 11:59 P.M. Eastern Time on November 2, 2025. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79607-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PINNACLE FINANCIAL PARTNERS, INC.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSALS 1, 2 AND 3.

	Proposal	For	Against	Abstain
1.	A proposal to approve and adopt the Agreement and Plan of Merger by and among Pinnacle Financial Partners, Inc. ("Pinnacle"), Synovus Financial Corp. ("Synovus") and Steel Newco Inc. ("Newco"), dated as of July 24, 2025 (as amended from time to time, the "merger agreement"), pursuant to which, on the terms and subject to the conditions thereof, each of Pinnacle and Synovus will simultaneously merge with and into Newco (such mergers, collectively, the "merger") (the "Pinnacle merger proposal").	☐	☐	☐
2.	A proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to Pinnacle's named executive officers in connection with the transactions contemplated by the merger agreement.	☐	☐	☐
3.	A proposal to approve the adjournment or postponement of the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Pinnacle merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Pinnacle common stock.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign this proxy card exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders on November 6, 2025:
The Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus is/are available at www.proxyvote.com

V79608-TBD

PINNACLE FINANCIAL PARTNERS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2025 SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD VIRTUALLY ON NOVEMBER 6, 2025 AT 9:00 A.M. EASTERN TIME

The undersigned shareholder(s) hereby appoint(s) Robert A. McCabe, Jr. and M. Terry Turner, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy card, all shares of common stock of Pinnacle Financial Partners, Inc. held of record by the undersigned on September 26, 2025 at the 2025 Special Meeting of Shareholders (the “Special Meeting”) to be held virtually at www.virtualshareholdermeeting.com/PNFP2025SM on November 6, 2025 and at any adjournment or postponement thereof. The undersigned hereby further authorize(s) such proxies to vote in their discretion upon such other matters as may properly come before the Special Meeting and at any adjournment or postponement thereof. Receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus in connection with the Special Meeting is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY YOU. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT GIVE ANY DIRECTION, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR EACH PROPOSAL, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF THE SHARES REPRESENTED BY THIS PROXY ARE ISSUED TO OR HELD FOR THE ACCOUNT OF THE UNDERSIGNED UNDER ONE OF THE COMPANY’S EMPLOYEE BENEFIT PLANS, THEN THE UNDERSIGNED HEREBY DIRECT(S) THE TRUSTEE TO VOTE SUCH SHARES AS DESIGNATED ON THE REVERSE SIDE OF THIS PROXY CARD.

Continued and to be signed on reverse side